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                                                                    EXHIBIT 23.2

The Board of Directors and Stockholders
Del Monte Foods Company:



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




San Francisco, California                               /s/ KPMG LLP
September 11, 2001



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